UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	20-0620523
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:     None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:     333-112169

Securities to be registered pursuant to Section 12(g) of the Act:

                    Units (each Unit consists of one Common Share, no par value, and one Series A preferred share)

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

This Registration Statement pertains to the Units (the “Units”) issued by Apple REIT Six, Inc. (the “Company”). A description of the Units meeting the requirements of this item appears in the discussion under the heading “Description of Capital Stock” on pages 87 through 93 of the Company’s Prospectus, as included in the Company’s Amendment No. 3 to its Registration Statement on Form S-11, File No. 333-112169, which was filed pursuant to the Securities Act of 1933 on April 20, 2004 and which is incorporated herein by this reference. All Units currently issued and outstanding are in uncertificated form.

Item 2.	Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

SIGNATURE

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer and President

April 29, 2005